Exhibit 4(ii)(f)(5)


REGISTERED                                                 PRINCIPAL AMOUNT
No.:                                                           $



CUSIP No.: 910197AC6



                    UNITED DOMINION REALTY TRUST, INC.
                   8 1/2% DEBENTURE DUE SEPTEMBER 15, 2024




     UNITED DOMINION REALTY TRUST, INC., a Virginia corporation (hereinafter called the "Trust," which term shall include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises
to pay to           , or registered assigns, upon presentation, the principal
sum of                           DOLLARS on September 15, 2024, and to pay
interest on the outstanding principal amount thereon from September 27, 1994, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 in each year, commencing March 15, 1995, at the rate of 8 1/2% per annum, until the entire principal amount hereof is paid or made available for payment.
The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest which shall be the March 1 or September 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Debenture (or one or more
Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Debenture will be made at the office or agency of the Trust maintained for that purpose in the City of Richmond, State of Virginia, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Trust payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register kept for the Debentures pursuant to Section 305 of the Indenture (the "Debenture Register") or (ii) transfer to an account of the Person entitled thereto located inside the United States.

     This Debenture is one of a duly authorized issue of securities of the Trust (herein called the "Debentures"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1994 (herein called the "Indenture"), between the Trust and NationsBank of Virginia, N.A. (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the Debentures), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trust, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated as the "8 1/2% Debentures due September 15, 2024," limited in aggregate principal amount to $150,000,000.

     This Debenture is not redeemable at the option of the Trust.

     The Trust shall be obligated to redeem this Debenture, or any portion of the principal hereof that is an integral multiple of $1,000, at the option of the Holder, on September 15, 2004 (the "Redemption Date") at a Redemption Price equal to 100% of the principal hereof to be redeemed, plus interest accrued to the Redemption Date. To exercise such option, the Holder shall deliver or cause to be delivered to the Trust, and the Trust shall receive at its office or agency in the Borough of Manhattan, The City of New York, during the period beginning July 15, 2004 and ending at 5:00 P.M. (New York City time) on August 15, 2004 (or, if August 15, 2004 is not a Business Day, on the next succeeding Business Day), this Debenture with the form entitled "Option to Require Redemption on September 15, 2004" on the reverse side hereof duly completed. Any such exercise of such option shall be irrevocable. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this Debenture for redemption will be determined by the Trust, whose determination shall be final and binding.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Trust on this Debenture and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Trust, in each case, upon compliance by the Trust with certain conditions set forth in the Indenture, which provisions apply to this Debenture.

     If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

     As provided in and subject to the provisions of the Indenture, the Holder of this Debenture shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debentures, the Holders of not less than 25% in principal amount of the Debentures at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Debentures at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.
The foregoing shall not apply to any suit instituted by the Holder of this Debenture for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trust and the rights of the Holders of the Debentures under the Indenture at any time by the Trust and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debentures. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Trust with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Debenture Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Trust in any Place of Payment where the principal of and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trust and the Security Registrar for the Debentures (the "Debenture Registrar") duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Debentures of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Debenture for registration of transfer, the Trust, the Trustee and any agent of the Trust or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Trust, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Debenture, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such or, against any past, present or future shareholder, officer or director, as such, of the Trust or of any successor, either directly or through the Trust or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Debenture by the Holder thereof and as part of the consideration for the issue of the Debentures.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THE DEBENTURES, INCLUDING THIS DEBENTURE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF VIRGINIA.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Trust has caused "CUSIP" numbers to be printed on the Debentures as a convenience to the Holders of the Debentures. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Debentures, and reliance may be placed only on the other identification numbers printed hereon.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Trust has caused this instrument to be duly
executed under its corporate seal this      day of          ,     .

                              UNITED DOMINION REALTY TRUST, INC.



                              By:_____________________________________
                                   Name:
                                   Title:



Attest:


By:_________________________________
     Name:
     Title:



[SEAL]





TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

     This is one of the Debentures of the series designated "8 1/2% Debentures due September 15, 2024" pursuant to the within-mentioned Indenture.

NATIONSBANK OF VIRGINIA, N.A.,
   as Trustee


By:_________________________________
     Authorized Signatory

                         REVERSE SIDE OF DEBENTURE


            Option to Require Redemption on September 15, 2004

     The undersigned Holder of this Debenture hereby irrevocably exercises the option to require the Trust to redeem ( ) all ( ) $
($1,000 or an integral multiple thereof) of the principal amount hereof on September 15, 2004, and directs the Trust to make payment of the Redemption Price, and to issue and deliver a new Debenture or Debentures equal in aggregate principal amount to the unredeemed principal amount hereof, if any, to such Holder at such Holder's address as it appears in the Debenture Register, unless a different name and/or address has been specified below.

Dated: ________________________      ______________________________________
                                              Signature

Payment of the Redemption Price and     Issue new Debentures in the principal
delivery of new Debentures, if any      amounts (each $1,000 or an integral
(if other than to the registered        multiple thereof) specified below.
Holder at the address appearing in      (If no contrary specification is
the Debenture Register), are to be      made, a single new Debenture equal in
made as follows:                        principal amount to the unredeemed
                                        portion of this Debenture will be
____________________________________    issued.)
               Name

Address:                                Number         Principal Amount
____________________________________
                                        ____________   __________________
____________________________________    ____________   __________________
                                        ____________   __________________
____________________________________    ____________   __________________
                                        ____________   __________________
____________________________________    ____________   __________________
   Social Security or other             ____________   __________________
    identifying number of
   owner of new Debenture

                              ASSIGNMENT FORM

                FOR VALUE RECEIVED, the undersigned hereby
                     sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .



. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
           (Please Print or Typewrite Name and Address including
                           Zip Code of Assignee)



. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
the within Debenture of United Dominion Realty Trust, Inc., and irrevocably constitutes and appoints


. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Attorney to transfer said Debenture on the books of the within-named Trust with full power of substitution in the premises.


Dated: . . . . .    . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                    . . . . . . . . . . . . . . . . . . . . . . . . . . . .



NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Debenture in every particular, without alteration or enlargement or any change whatever.